                                                                     EXHIBIT 3.1

                     COMPOSITE CERTIFICATE OF INCORPORATION
                                       OF
                                   NYFIX, INC.
                             (As of April 23, 2001)

                       ---------------------------------

                  FIRST: The name of the Corporation shall be NYFIX, Inc.

                  SECOND: The purposes for which it is to be formed are to do any and all things hereinafter set forth to the same extent as natural persons might or could do in any part of the world, namely:

                  To act as consultants and advisors in the field of stereotronics, electronics and solid state physics.

                  To design, assemble, manufacture, acquire, buy, sell, import, export, maintain, operate, install, construct, repair, service, experiment with, distribute, trade-in, lease, rent, license the use of as licensor and licensee, utilize, exploit, and otherwise generally trade and deal in and with as principal, agent, factor, commission merchant, distributor, jobber, or in any other lawful capacity and at wholesale and retail any and all kinds of stereotronic and electronic devices, appliances, and equipment, and any and all kinds of goods, wares, and merchandise, and without limiting the generality of the foregoing, television, radio, broadcasting, frequency modulation, receiving, electric, electro-magnetic, refrigerating, cooking, mixing, drying, threshing, heating, cooling, ventilating, recording, reproducing and transmitting, dynamic, phonographic, wire-recording, photographic, and thermostatic apparatus, appliances, amplifiers, batteries, radio, television, wire-recording, and phonographic combinations, and cabinets, and transistors, diodes, cathodes, coils, compressors, condensors, controls, devices, diaphragms, equipment, grids, instruments, machinery, motors, parts, products, screens, speakers, tools, transformers, tubes and other articles for or incidental or accessory to the creation, generation, production, direction, control, transmission, recording, reproduction and reception of sound, light, heat, cold, power, energy, force, signals, waves, images and communications of all sorts, now or hereafter invented or devised, and to create, install, operate and exploit circuits, networks, services, and systems of all or any thereof.

                  To operate stores, departments, establishments, factories and warehouses for the purposes of the corporation.

                  To own, operate, manage and conduct, directly through stock ownership, or otherwise, and to sell, lease, exchange, or otherwise dispose of, wholesale and retail




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         stores, chain-store systems, departments, establishments, sites, and mail-order systems for the sale and dealing in of goods, wares, and merchandise of any description.

                  To acquire, by purchase or otherwise, and to own, develop and perfect domestic and foreign patents, patent rights, copyrights, licenses to manufacture or sell, or both, patented or copyrighted things or articles, and to develop, perfect, improve or to manufacture or to sell, lease or license the use of the same or otherwise dispose of the same.

                  The acquire, by purchase or otherwise and to use, develop, finance, operate, sell, lease, license or sublicense or in any manner dispose of any and all inventions, improvements and processes and to carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate these objects or any of them.

                  To apply for, purchase, register, or in any manner to acquire, and to hold, own, use, operate and introduce, and to sell, lease, assign, pledge or in any manner dispose of, and in any manner deal with licenses, copyrights, trademarks and trade names, and to acquire, own, use or in any manner dispose of any and all inventions, improvements and processes, labels, designs, brands, or other rights, and to work, operate, or develop the same.

                  The set-up, equip, outfit, maintain and conduct a laboratory or laboratories for research in connection with the manufacture of any of the products of the corporation, and to make analyses and inspections, invent and perfect formulae, carry on investigations of all kinds, and to buy, sell and generally deal in such machinery, tools, appliances, devices, equipment, and supplies necessary for the manufacture and perfection of any of the products of this corporation, and to do every other act or acts, thing or things, incidental or pertaining to or growing out of, or in connection with, the preparation, manufacture, distribution, application and sale of the products of this corporation.

                  To manufacture, buy, sell, and generally deal in any article, product, or commodity produced as the result of or through the use of any such inventions, devices, processes, discoveries, formulae, improvement and/or modifications of any thereof, or any articles, products, commodities, supplies, and materials used or suitable to be used in connection therewith, or in any manner applicable or incidental thereto; to grant licenses, sublicenses, rights, interest, and/or privileges in respect of any of the foregoing, and to supervise or otherwise exercise such control over its licensees or grantees and the business conducted by them, as may be agreed upon in its contracts or agreements with such licensees or grantees for the protection of its rights and interests therein, and to secure to it the payment of agreed royalties or other considerations.



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                  To acquire by purchase, lease, gift, devise, or otherwise, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, improve, develop, divide and otherwise handle, deal in and dispose of real estate, real property and any interest or right therein, whether as principal, agent, broker, or otherwise.

                  To manage, operate, service, equip, furnish, alter, and keep in repair dwellings, apartment houses, hotels, office buildings and real and personal property of every kind, nature and description, whether as principal, agent, broker, or otherwise, and generally to do anything and everything necessary and proper and to the extent permitted by law in connection with the business of managing and operating real and personal property of any and all kinds.

                  To lend money and make advances from time to time to such extent, to such borrowers, on such terms, and on such security, if any, as the Board of Directors of the Corporation may determine, but only to the extent permitted corporations organized under the Business Corporation Law.

                  To purchase, exchange, hire, or otherwise acquire such personal property, chattels, rights, easements, permits, privileges and franchises as may be lawfully purchased, exchanged, hired, or acquired under the Business Corporation Law of the State of New York.

                  To borrow money for its corporate purposes, and to make accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures or other obligations from time to time, for the purchase of property or for any purpose in and about the business of the Corporation, and, if deemed proper, to secure the payment of any such obligations, by mortgage, pledge, deed of trust or otherwise.

                  To underwrite, purchase, acquire, hold, pledge, hypothecate, exchange, sell, deal in and dispose of, alone or in syndicate or otherwise in conjunction with others, stocks, bonds, and other evidences of indebtedness and obligations of any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, and evidences of any interest, in respect of any such stocks, bonds and other evidences of indebtedness and obligations; to issue in exchange therefor its own stocks, bonds or other obligations: and while the owner or holder of any such, to exercise all the rights, powers and privileges of ownership in respect thereof, and to the extent now or hereafter permitted by law, to aid by loan, subsidy, guaranty, or otherwise those issuing, creating or responsible for any such stocks, bonds or other evidences of indebtedness or obligations or evidences of any interest in respect thereof.

                  To purchase, hold, sell, transfer, reissue or cancel the shares of its own capital stock or any securities or other obligations of the Corporation in the manner and to the extent now or hereafter permitted to corporations organized under the laws of the State of New York; provided, that the corporation shall not use its funds or other assets for the



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         purchase of its own shares of stock when such use would cause any impairment of the capital of the corporation, except as otherwise permitted by law, and provided further, that shares of its capital stock belonging to the corporation shall not be voted upon directly or indirectly.

                  To apply for, purchase, register, or in any manner to acquire, and to hold, own, use, operate and introduce, and to sell, lease, assign, pledge, or in any manner dispose of, and in any manner deal with patents, patent rights, licenses, copyrights, trade-marks, tradenames, and to acquire, own, use or in any manner dispose of any and all inventions, improvements and processes, labels, designs, brands, or other rights, and to work, operate, or develop the same, and to carry on any similar business, manufacturing or otherwise, which may directly, or indirectly, effectuate these objects or any of them.

                  To acquire and to take over as a going concern and thereafter to carry on the business of any person, firm or corporation engaged in any business which this corporation is authorized to carry on, and in connection therewith, to acquire the good will and any or all of the assets and to or otherwise provide for all or any of the liabilities of such business.

                  To carry on the business at any place or places within the jurisdiction of the United States, and in any and all foreign countries, and to purchase, hold, mortgage, convey, lease, or otherwise dispose of and deal with real or personal property at any such place or places.

                  To undertake, contract for and carry on any business incidental to or in aid of, or advantageous in pursuance of, any of the objects or purposes of the corporation.

                  To do any of the things, hereinbefore enumerated for itself or for account of others and to make and perform and carry out contracts of every sought and kind which may be necessary and convenient for the business of this corporation, or business of a similar nature, with any person, corporation, private, public or municipal, body politic under the government of the United States or any state, territory or colony thereof, or any foreign government, so far as and to the extent that the same may be done and performed by corporations organized under Article Two of the Stock Corporation Law.

                  To do all and everything necessary, suitable, or proper for the accomplishment of any of the purposes, the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in connection with other corporations, firms or individuals and either as principals, or agents, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or in connection with the aforesaid objects, purposes or powers or any of them.



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                  The foregoing enumeration of specific powers shall not be
         deemed to limit or restrict in any manner the powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of New York upon corporations organized under the provisions of the Business Corporation Law.

                  THIRD: The total number of shares that may be issued by the corporation is sixty million (60,000,000) shares of common stock, all of which shall have a par value of $.001, and five million (5,000,000) shares of preferred stock, all of which shall have a par value of $1.00; stockholders shall have no preemptive rights to subscribe for shares or other securities of the Corporation. Each share of common stock of the Corporation shall have one vote for all corporate purposes with no cumulative voting rights. Each share of preferred stock shall have such designations, privileges, preferences, and voting powers as shall be determined by the Board of Directors of the Corporation.

                  Preference Stock:

                  Section 1. Designation, Amount and Par Value. The series of Preference Stock shall be designated as "Series A Preference Stock" (the "Series A Preference Stock"), and the number of shares so designated shall be 100,000. The par value of each share of Preference Stock shall be $1.00. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preference Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preference Stock.

                  Section 2.  Dividends and Distributions.

                  (A) Subject to the rights of the holders of any shares of any series of Preference Stock (or any similar stock) ranking prior and superior to the Series A Preference Stock with respect to dividends, the holders of shares of Series A Preference Stock, in preference to the holders of Common Stock, par value $.001 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately



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preceding Quarterly Dividend Payment Date or, with respect to the first
Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preference Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preference Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Preference Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preference Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  Section 3. Voting Rights. The holders of shares of Series A Preference Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preference Stock shall entitle the holder thereof to 100 votes on all matters submitted to



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a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preference Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, in any other Certificate of Amendment creating a series of Preference Stock or any similar stock, or by law, the holders of shares of Series A Preference Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) Except as set forth in the Certificate of Incorporation herein, or as otherwise provided by law, holders of Series A Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  Section 4. Reacquired Shares. Any shares of Series A Preference Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preference Stock and may be reissued as part of a new series of Preference Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation or in any other Certificate of Amendment creating a series of Preference Stock or any similar stock or as otherwise required by law.

                  Section 5. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preference Stock unless, prior thereto, the holders of shares of Series A Preference Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preference Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preference Stock, except distributions made ratably on the Series A Preference Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or



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winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preference Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preference Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preference Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. No Redemption. The shares of Series A Preference Stock shall not be redeemable.

                  Section 8. Rank. The Series A Preference Stock shall be of equal rank in respect of the preference as to dividends and to payments upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation, with all shares of Preference Stock of all series.

                  Section 9. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preference Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preference Stock, voting together as a single class.



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                  FOURTH: The capital of the corporation shall be at least equal to the sum of the aggregate par value of all the issued shares having par value, plus the aggregate amount of consideration received by the corporation for the issuance of shares without par value, plus such amounts as, from time to time, by resolution of the Board of Directors, may be transferred thereto.

                  The authorized shares of stock without par value may be issued by this corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors; and any and all shares without par value so issued, the consideration for which so fixed has been paid or delivered, shall be fully paid stock and shall not be liable to any further call or assessment thereon, and the holders shall not liable for any further payments in respect of such shares.

                  Whenever the Corporation shall have purchased or shall have otherwise reacquired shares of its common stock, the Board of Directors may eliminate any or all of said reacquired shares from the total authorized number of shares of the corporation or may restore said reacquired shares to the status of unauthorized but unissued shares in accordance with the provision of Section 29 of the Business Corporation Law.

                  FIFTH: The office of the corporation is to be located in the City of New York, County of Queens, all in the State of New York.

                  The address to which the Secretary of State shall mail a copy of the process in any action or proceeding against the corporation which may be served upon him is Trans-Aire Electronics, Inc., c/o Murray E. Winnick, Esq., 295 Madison Avenue, New York 17, New York.

                  SIXTH: The duration of the corporation is to be perpetual.

                  SEVENTH: The number of directors shall not be less than three nor more than seven. Directors need not be stockholders.

                  EIGHTH: The names and post-office addresses of the directors until the first annual meeting of the stockholders are as follows:


     NAMES                                              POST-OFFICE ADDRESSES
     -----                                              ---------------------
Frank M. Vurckio                                        1160 Utica Avenue
                                                        Brooklyn, 3, New York
Charles R. Giaquinto                                    1160 Utica Avenue
                                                        Brooklyn, 3, New York
Shirley Strauss                                         1160 Utica Avenue
                                                        Brooklyn, 3, New York



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                  NINTH: The names and post-office addresses of each subscriber to this certificate and the number of shares of stock which each agrees to take are as follows:



     NAMES                   POST-OFFICE ADDRESSES               NO. OF SHARES
     -----                   ---------------------               -------------
Frank M. Vurckio             1160 Utica Avenue                         1
                             Brooklyn, 3, New York

Charles R. Giaquinto         1160 Utica Avenue                         1
                             Brooklyn, 3, New York

Shirley Strauss              1160 Utica Avenue                         1
                             Brooklyn, 3, New York


                  TENTH: All of the subscribers of the Certificate of Incorporation are of full age, at least two-thirds of them are citizens of the United States of America, and at least one of them is a resident of the State of New York, and at least one of the persons named as a director, is a citizen of the United States of America and a resident of the State of New York.

                  ELEVENTH: The Secretary of State is hereby designated as the agent of the corporation upon whom process is any action or proceeding against it may be served.

                  TWELFTH: The following provisions are inserted for the regulation and conduct of the affairs of the corporation, and it is expressly provided that they are intended to be in furtherance and not in limitation or exclusion of the powers conferred by law.

                  No contract or other transaction between the corporation and any other firm or corporation shall be affected or invalidated by reason of the fact that any one or more of the directors or officers of the corporation is or are interested in, or is a member, stockholder, director, or officer, or are members, stockholders, directors, or officers of such other firm or corporation; and any director or officer or officers, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of this corporation or in which this corporation is interested, and no contract, act, or transaction of this corporation with any person, persons, firm, association or corporation, shall be affected or invalidated by the reason of the fact that any director or directors or officer or officers of this corporation is a party or are parties to, or interested in, such contract, act or transaction, or in any way connected with such person or persons, firm, association or corporation, and each and every person who may become a director or officer of this corporation is relieved from any liability that might otherwise exist from thus contracting with this corporation for the benefit of himself or any firm, association or corporation in which he may be in anywise interested.

                  Subject to such restrictions and regulations contained in By-Laws adopted by the stockholders, the Board of Directors may make, alter, amend and rescind the By-Laws, and may provide therein for the appointment of an executive committee from their own members, to exercise all or any of the powers of the Board, which may be lawfully delegated when not in session. The By-Laws may be amended or repealed, at any time, by the stockholders.



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                  The Board of Directors shall have the power, in its
discretion, to provide for and to pay to directors rendering unusual or exceptional services to the corporation special compensation appropriate to the value of such services.

                  By resolution duly adopted by the holders of not less than a majority of the shares of stock then issued and outstanding and entitled to vote at any regular or special meeting of the stockholders of the corporation duly called and held as provided in the By-Laws of the corporation, any director or directors of the corporation may be removed from office at any time or times, with or without cause. The Board of Directors may at any time remove any officer of the corporation with or without cause.

                  Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the corporation or of any corporation which he served as such at the request of the corporation shall be indemnified by the corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may entitled apart from the provisions of this section.

                  The corporation may use and apply its surplus earnings or accumulated profits, not otherwise by law to be reserved, to the purpose and acquisition of property and to the purchase or acquisition of its own capital stock from time to time and to such extent and in such manner and upon such terms as its Board of Directors shall determine; and neither the property nor the capital stock so acquired or purchased, nor any of its own capital stock taken in payment of satisfaction of any debt due to the corporation, shall be regarded as profits for the purpose of declaration or payment of dividends, unless otherwise determined by a majority of the Board of Directors.

                  THIRTEENTH: The corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.



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